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                                                                Exhibit 99(a)


                                                    ESENJAY EXPLORATION, INC.
             PROXY                                   500 DALLAS, SUITE 2920
                                                       HOUSTON, TEXAS 77002

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ESENJAY EXPLORATION, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY ___, 1999

   The undersigned shareholder of Esenjay Exploration, Inc. (the "Company") hereby appoints each of David W. Berry and David B. Christofferson attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Esenjay Annual Meeting of Stockholders of the Company to be held at 500 Dallas, Suite 2920, Houston, Texas 77002, on July ___, 1999, at 10:00 a.m., central time, and at any adjournments of said meeting, all of the shares of Esenjay Common Stock which the undersigned may be entitled to vote.

1. APPROVAL OF THE ESENJAY MERGER RELATING TO THE MERGER OF 3DX TECHNOLOGIES INC. WITH AND INTO THE COMPANY, WITH THE COMPANY SURVIVING THE MERGER.

    / / FOR     / / AGAINST     / / ABSTAIN


                         CONTINUED ON OTHER SIDE
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                         CONTINUED FROM OTHER SIDE

2. Election (except as indicated below) as class II directors of David W. Berry, Charles J. Smith and Alex B. Campbell.

    / / For All Nominees  / / Withheld from All Nominees  / / *Exceptions
                                                              (As Marked Below)

TO WITHHOLD THE VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME BELOW:

* EXCEPTIONS __________________________________________________________

3. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

The board of directors recommends a vote FOR each proposal above and if no specification is made, the shares will be voted FOR approval of the Esenjay Merger, the issuance of the Series A Preferred Stock and Common Stock in connection with the merger, and the election of the three nominees as Class II directors. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Esenjay Stockholders and the Proxy Statement/Prospectus furnished herewith.

                                          Dated __________________, 1999


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                                             Shareholder's Signature

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                                             Shareholder's Signature


Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.